FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                 (Date of earliest event reported)
                           July 2, 1998



                       US Airways Group, Inc.
                 (Commission file number: 1-8444)

                               and

                          US Airways, Inc.
                 (Commission file number: 1-8442)

   (Exact names of registrants as specified in their charters)



        Delaware               US Airways Group, Inc. 54-1194634
(State of incorporation        US Airways, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                       US Airways Group, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-5306
       (Registrant's telephone number, including area code)



                          US Airways, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-7000
       (Registrant's telephone number, including area code)







Item 5. Other Events

On July 2, 1998, US Airways, Inc. issued a news release announcing that it has ordered up to 30 Airbus Industrie A330-300 widebody aircraft to substantially expand its fleet for international service. The news release is attached hereto as Exhibit 99.


Item 7.   Financial Statements and Exhibits

(c)  Exhibits


Designation                      Description
-----------                      -----------

    99                   News release dated July 2, 1998.



                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                             US Airways Group, Inc. (REGISTRANT)

Date: July 2, 1998      By:  /s/ James A. Hultquist
                             ---------------------------------
                             James A. Hultquist
                             Controller (Chief Accounting Officer)



                             US Airways, Inc. (REGISTRANT)

Date: July 2, 1998      By:  /s/ James. A. Hultquist
                             ---------------------------------
                             James A. Hultquist
                             Controller (Chief Accounting Officer)




               (this space intentionally left blank)






Exhibit 99



US AIRWAYS ORDERS AIRBUS A330-300 WIDEBODY AIRCRAFT

     PARIS, July 2, 1998 - US Airways has ordered up to 30 Airbus Industrie A330-300 widebody aircraft to substantially expand its fleet for international service, Stephen M. Wolf, chairman and CEO of US Airways Group, Inc., announced today.

     The order will include seven firm aircraft orders, seven orders to be reconfirmed and 16 options. Under the agreement with Airbus Industrie announced today, the first A330 will be delivered in the fourth quarter of 1999 and six others in the year 2000. Orders to be reconfirmed cover aircraft for delivery in 2001.

     US Airways announced on November 6, 1996, that it had ordered up to 400 planes in the Airbus A320 single-aisle family with the first of the aircraft to begin entering the US Airways fleet in October of this year. These aircraft will be used on domestic flights and on flights to the Caribbean, Canada and Mexico.

     "The Airbus A330, with its exceptional passenger appeal, coupled with our enhanced service, will allow US Airways to become the carrier of choice. Combined with the aircraft in the A320 single-aisle family that we introduce this year, US Airways will have the most modern fleet in the air within just a few years time," Wolf said.

     "The Airbus A330 has set the standard for comfort and efficiency in international air service and we are delighted that US Airways will be introducing this aircraft to its large customer base in the eastern United States," Noel Forgeard, chief executive officer of Airbus Industrie, said at a joint press conference with Wolf in Paris.

     "With the A330, we will be able to introduce three-class service on our transatlantic routes, add much-needed passenger capacity and expand space for cargo, all in an aircraft that is highly efficient to operate and consistent in cockpit design with our new A320 domestic fleet," Wolf said.

     "With our comprehensive service in the eastern United States - the origin or destination point for nearly 70 percent of transatlantic air traffic - the A330 aircraft will give US Airways properly sized planes to upgrade existing routes as well as introduce new markets," said Rakesh Gangwal, president and CEO of US Airways, Inc.

     US Airways currently serves Amsterdam, Frankfurt, London (Gatwick), Madrid, Munich, Paris and Rome and has applications pending to serve Milan and London (Heathrow) and to expand Paris service. Potential future European destinations include Athens, Brussels, Manchester and Zurich.

     Aircraft currently used by US Airways on its transatlantic routes are configured for 200 seats in two classes. The US Airways A330-300 will carry 278 passengers in a three-class configuration with a range of up to 5,100 nautical miles.

     US Airways said it will continue to use its current fleet of 12 Boeing 767-200 aircraft in international service in the near term and then use the aircraft on longer-haul domestic routes.

     US Airways carried 58.6 million passengers in 1997, and with all units combined, the system carried 71 million passengers, making US Airways the fourth largest airline in the world in terms of passengers carried. The combined US Airways system serves 207 destinations worldwide. In addition to mainline US Airways service, the US Airways Shuttle, US Airways Express and MetroJet are part of the US Airways system. The airline has more than 40,000 employees.

     Airbus Industrie has won close to 3,000 firm orders from 150 customers worldwide for its three aircraft families, the single-aisle A319/A320/A321, the widebody medium-capacity A300/A310, and the widebody A330/A340 with their higher capacity and longer range. Of these, 1,775 aircraft already have been delivered.
                           - 30 -

NUMBER:  3454